                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TRANS WORLD GAMING CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------
    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------
    (3) Filing party:

        ------------------------------------------------------------------------
    (4) Date filed:

        ------------------------------------------------------------------------

                            TRANS WORLD GAMING CORP.




                                                        May 24, 2000


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Trans World Gaming Corp. (the "Company"). The meeting will be held at the Marriott Hotel, V Celnici 8, Prague 1, Czech Republic 11121, on Monday, June 19, 2000, at 2:00 p.m., Prague Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH MATTER TO BE CONSIDERED.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. I urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of, and interest in, the Company is appreciated.

                                       Sincerely,



                                       Rami S. Ramadan
                                       Chief Executive Officer and
                                       Chief Financial Officer


                                        *
              545 Fifth Avenue, Suite 940, New York, New York 10017
                      Tel: 212-983-3355, Fax: 212-983-8129

                                        *

                            TRANS WORLD GAMING CORP.
                           545 FIFTH AVENUE, SUITE 940
                            NEW YORK, NEW YORK 10017
                                 (212) 983-3355
                               ------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 2000
-------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Trans World Gaming Corp., a Nevada corporation (the "Company"), will be held at 2:00 p.m., Prague, Czech Republic time, on Monday, June 19, 2000, at the Marriott Hotel located at V Celnici 8, Prague 1, Czech Republic 11121, for the following purposes as described in more detail in the accompanying Proxy Statement:

     1. To elect four (4) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     2. To ratify the appointment of Rothstein, Kass & Company as the Company's independent accountants for the fiscal year ending December 31, 2000;

     3. To amend the Company's Articles of Incorporation by changing the name to Trans World Corporation;

     4. If necessary, to adjourn the Annual Meeting to solicit additional proxies; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other matters which could come before the Annual Meeting.

         The Board of Directors has fixed May 10, 2000 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                            BY ORDER OF THE BOARD OF DIRECTORS


                            Rami S. Ramadan
                            Chief Executive Officer and Chief Financial Officer
Dated:  May 24, 2000
New York, New York

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                            TRANS WORLD GAMING CORP.
                           545 FIFTH AVENUE, SUITE 940
                            NEW YORK, NEW YORK 10017
                               ------------------
                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 19, 2000
                               ------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to holders of the common stock, $.001 par value per share (the "Common Stock"), of Trans World Gaming Corp. (the "Company"), a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's Annual Meeting of Shareholders to be held at 2:00 p.m., Prague, Czech Republic time, on Monday, June 19, 2000, and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Marriott Hotel located at V Celnici 8, Prague 1, Czech Republic 11121, for the purposes set forth in the Notice of Annual Meeting of Shareholders and as described in detail herein. The Company expects that this Proxy Statement, the proxy card and the Notice of Annual Meeting of Shareholders will first be mailed to shareholders on or about May 19, 2000.

         A proxy card is enclosed for your use. You are being solicited on behalf of the Board of Directors of the Company to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and solicitation materials, as well as the cost of forwarding such materials to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegram or personal conversation. The Company may reimburse brokerage firms and other fiduciaries, custodians and nominees for expenses incurred in forwarding proxy material to the beneficial owners of the Company's Common Stock. In that regard, the Company has retained Georgeson Shareholder Communications, New York, New York, ("GSC"), a professional proxy solicitation firm, to assist in the solicitation of proxies and for related services. The Company will pay GSC a fee of $5,000 for such services and has agreed to reimburse it for its reasonable out-of-pocket expenses.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained on the proxy card. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY RECEIVED WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN, FOR THE RATIFICATION OF ROTHSTEIN KASS & CO. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS, FOR THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION (THE "ARTICLES") CHANGING THE COMPANY'S NAME TO TRANS WORLD CORPORATION, FOR THE ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY, AND IN THE DISCRETION OF THE PROXY HOLDER AS TO THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY

COME BEFORE THE MEETING. ANY SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF EACH OF THE MATTERS SET FORTH IN THE PRECEDING SENTENCE.

         ANY SHAREHOLDER GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING BY: (I) FILING WITH THE SECRETARY OF THE COMPANY WRITTEN NOTICE THEREOF (TRANS WORLD GAMING CORP., 545 FIFTH AVENUE, SUITE 940, NEW YORK, NEW YORK 10017); (II) SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE; OR (III) APPEARING AT THE ANNUAL MEETING AND GIVING THE SECRETARY NOTICE OF HIS OR HER INTENTION TO VOTE IN PERSON. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                VOTING OF SHARES

         Only holders of record of the Common Stock at the close of business on May 10, 2000 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, the Company had 5,365,449 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting, and had no other class of equity securities outstanding. Holders of shares of Common Stock are not permitted to cumulate their votes for the election of directors.

         The holders of a majority of the shares issued and outstanding on the records of the Company on the Voting Record Date and entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. The withdrawal of any shareholder after the Annual Meeting has commenced shall have no effect on the existence of a quorum, after a quorum already has been established. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the proxy card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a proxy card returned not marked by a broker because voting instructions have not been received and the broker has no discretionary authority to vote).

         The election of a nominee for director requires approval of such nominee by a plurality of the votes cast which are present and entitled to vote in person or by proxy. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is required for approval of the proposals to ratify the appointment of the Company's independent auditors and to amend the Company's Articles by changing its name to "Trans World Corporation". An affirmative vote of the holders of a majority of the outstanding votes entitled to be cast at the Annual Meeting also is required for the approval of the proposal to adjourn the Annual Meeting to solicit additional proxies, if such action is required to be voted on. Shares represented by proxy which are voted as abstaining on any of the proposals, other than the election of directors, will be treated as shares present and entitled to vote as if they were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Under the rules of the New York Stock Exchange, the proposals for the election of directors, to ratify the Company's independent accountants, to amend the Articles of Incorporation of the Company by changing its name to "Trans World Corporation", and to adjourn the Annual Meeting to solicit additional proxies, if required, are considered to be "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

                       PROPOSAL FOR ELECTION OF DIRECTORS

NOMINATION

         The Bylaws of the Company provide that the Board of Directors of the Company (the "Board") shall consist of not less than three nor more than nine members. Currently, the membership of the Board is set at six and at present consists of five members. Effective June 19, 2000, the number of members of the Board will be reduced to four, pursuant to a resolution adopted by the Board in April 2000 in accordance with its Bylaws. The Board has nominated the four individuals named below to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors have been elected and qualified. All of the nominees are members of the current Board of Directors. Except as noted below, there are no arrangements or understandings between the persons named as nominees for director at the Annual Meeting and any other person pursuant to which such nominee was selected as a nominee for election as a director at the Annual Meeting. No director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

         The election of each nominee requires the affirmative vote of a plurality of the shares of the Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as result from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

--------------------------------------------------------------------------------
                   NOMINEES FOR A ONE YEAR TERM EXPIRING 2000

The following table provides information as of May 10, 2000 with respect to each of the Company's directors and each Executive Officer:


------------------------------------------------------------------------------------------------------------------------
NAME                              AGE       POSITION WITH THE COMPANY AS DIRECTOR/EXECUTIVE OFFICER      SINCE
------------------------------------------------------------------------------------------------------------------------

Rami S. Ramadan(2)                 50       Chief Executive Officer, Chief Financial Officer and Director 1999
Julio E. Heurtematte, Jr. (1,3)    64       Director                                                      1998
Malcolm M.B. Sterrett (1,3)        57       Director                                                      1998
Geoffrey B. Baker (1,3)            50       Director                                                      1999

------------------------------------------------------------------------------------------------------------------------


(1)      Member of Audit Committee
(2)      Member of the Executive Committee
(3)      Member of the Compensation Committee

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

         RAMI S. RAMADAN has served as Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") since July 12, 1999 and was appointed as a director on August 4, 1999. His most recent position was as Executive Vice President of Finance for the Ian Schrager Hotels from November 1997 to July 1999. Prior to that, Mr. Ramadan held senior financial positions with Hyatt Hotels from January 1994 to November 1997, Euro Disney from October 1990 to December 1993 and Meridien Hotels from September 1975 to September 1990.

         JULIO E. HEURTEMATTE, JR. currently is a private consultant, specializing in international projects, trade and investments and has acted in such capacity since 1989. From 1963 to 1989, Mr. Heurtematte served with the Inter-American Development Bank in several capacities, most recently as its Deputy Manager for Project Analysis.

         MALCOLM M. B. STERRETT is a private investor. From 1989 to 1993, he was a partner at the law firm of Pepper Hamilton & Scheetz, Washington, D.C. From 1988 to 1989, he served as General Counsel to the U.S. Department of Health and Human Services and from 1982 to 1988, he was a Commissioner on the U.S. Interstate Commerce Commission. Prior thereto, he was Vice President and General Counsel to the United States Railway Association and served as Staff Director and Counsel to the U.S. Senate Committee on Commerce, Science and Transportation.

         GEOFFREY B. BAKER is a private investor. From 1983 to the present, Mr. Baker has been a member of the private investment firm, Baker & Donaldson. From 1977 to 1982, he was Legislative Director to U.S. Senator Lowell P. Weicker, Jr. and from 1975 to 1977, he served on the Senate Committee on Commerce as a minority staff member for surface transportation.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
            VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR

BIOGRAPHICAL INFORMATION ABOUT OTHER DIRECTORS AND OFFICERS

         STANLEY KOHLENBERG was the CEO and President of the Company from March 6, 1996 until his retirement as an officer of the Company on December 31, 1996. He was retained as a consultant to the Company through September 15, 1998. On September 16, 1998, he was reinstated as CEO and continued to serve in such capacity through June 30, 1999. He has served as a director of the Company from September 1994 through February 8, 2000, the date of his resignation from the Company's Board, and as its Chairman from March 6, 1996 through his February 8, 2000 resignation. He has been a Managing Director of Tottenham & Co. since January 1991. See "Certain Related Transactions." Mr. Kohlenberg is the father-in-law of Andrew Tottenham, the Company's President and Chief Operating Officer ("COO").

         ANDREW TOTTENHAM was appointed as President and CEO of the Company on January 1, 1997 and served in such capacities until September 1998 when he was appointed to the offices of President and COO. Mr. Tottenham was a consultant to the Company from July 1996 to December 31, 1996 and has been a director and member of the Executive Committee of the Company since May 1996. He has been the President of Tottenham & Co., a wholly-owned subsidiary of the Company since 1988. See "Certain Related Transactions." Mr. Tottenham commenced his career in the gaming industry in 1975 and has worked for the Silhouette Club, Bally's Park Place, Connoisseur Club, and Victoria Casino. Mr. Tottenham is the son-in-law of Mr. Kohlenberg.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Company's Board of Directors. Meetings of the Board are held quarterly and on an as-needed basis. The Board has established a number of committees, described below, which meet on an as-required basis during the year. The Board held six meetings during the Company's fiscal year ended December 31, 1999. All of the directors of the Company attended at least 75% or more of the aggregate number of meetings of the Board and the aggregate number of meetings of committees of the Board during the year ended December 31, 1999. The Board of Directors has established the following committees:

         AUDIT COMMITTEE. The Audit Committee reviews and approves internal accounting controls, internal audit operations and activities, the Company's annual report and audited financial statements, the selection of the Company's independent auditors, the activities and recommendations of the Company's independent auditors, material changes in the Company's accounting procedures, the Company's policies regarding conflicts of interest and such other matters as may be delegated by the Board. The Audit Committee, composed of Messrs. Baker, Sterrett and Heurtematte, all non-employee directors, met once in 1999.

         EXECUTIVE COMMITTEE. The Executive Committee recommends a list of potential director nominees to the Board of the Company, develops guidelines for corporate structuring and Board-related issues and acts as an oversight committee. Although the Executive Committee will consider nominees recommended by the Company's shareholders, it has neither actively solicited nominations nor established any procedures for this purpose. The Executive Committee, presently composed of Messrs. Ramadan and Tottenham, met once during 1999.

         COMPENSATION COMMITTEE. The Compensation Committee sets the compensation for executive officers of the Company and sets the terms of grants of awards under the Company's 1993 Incentive Stock Option Plan (the "1993 Plan") and the Company's 1998 Stock Option Plan (the "1998 Plan") and any other equity-based compensation plans adopted by the Company. The Compensation Committee, composed of Messrs. Baker, Heurtematte and Sterrett, met once during 1999.

         DIRECTORS COMPENSATION. Non-employee directors receive a cash fee of $2,000 for each Board meeting attended and all members of the Board are reimbursed for out-of-pocket expenses in connection with attending Board meetings. In addition, the members of each Committee of the Board receive a cash fee of $1,500 for each meeting attended and reimbursement for out-of-pocket expenses. In 1999, the Board of Directors, pursuant to the 1999 Non-Employee Director Stock Plan ("1999 Director Plan"), provided each non-employee director with an automatic grant of a non-qualified option to purchase

2,000 shares of Common Stock on the first business day following the end of each fiscal quarter during which the director has served in 1999 and thereafter. Each such option (i) has up to a ten-year term, (ii) has an exercise price per share equal to 100% of the fair market value of one share of Common Stock on the date of grant, and (iii) becomes fully exercisable on the date of grant. See "1999 Non-Employee Director Stock Option Plan".

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock as of May 10, 2000, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more then 5.0% of the outstanding Common Stock, (b) by each director, (c) by each executive officer named in the Summary Compensation Table below, and by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated subject to community property laws where applicable. The business address for each director and officer of the Company is 545 Fifth Avenue, Suite 940, New York, New York 10017.


-----------------------------------------------------------------------------------------------------------------------

                                                           Number of Shares of Common Stock         Percentage of
Name of Beneficial Owner                                   Beneficially Owned(1)                    Ownership(1)
-----------------------------------------------------------------------------------------------------------------------

Value Partners, Ltd...........................                    8,257,452(2)                            60.6%
Anasazi Partners Limited Partnership..........                    1,135,667(3)                            17.5%
Fort Pitt Fund III, L.P.......................                      312,682(4)                             5.5%
Ravich Children Permanent Trust............                       1,250,727(5)                            18.9%
C.P. Baker & Co., Ltd.........................                    3,186,037(6)                            39.4%
U.S. Bancorp..................................                      681,647(7)                            11.2%
Stanley Kohlenberg............................                      237,000(8)                             4.2%
Andrew Tottenham..............................                    1,205,500(9)                            18.3%
Rami S. Ramadan..................................                  100,000(10)                                *
Julio Heurtematte.............................                      54,961(11)                                *
Malcolm M.B. Sterrett.........................                      54,961(12)                                *
Geoffrey B. Baker.................................                  50,961(13)                                *
All directors and executive officers as a                        1,466,383(14)                            24.4%
         group (5 persons)....................

*        Less than 1%.
-----------------------------------------------------------------------------------------------------------------------


(1) The percentage of outstanding shares is based on 5,365,449 shares outstanding as of May 10, 2000 (the "Calculation Date") and, for certain individuals and entities, on reports filed with the Securities and Exchange Commission ("SEC"). A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Calculation Date upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) are exercisable within 60 days from the date of the Voting Record Date have been exercised. Included are shares of Common Stock issuable upon the exercise of options or warrants to purchase the Company's Common Stock.

(2) Value Partners, Ltd. is a Texas limited partnership, whose business address is 4514 Cole Avenue, Suite 808, Dallas, Texas 75205. Includes warrants to purchase: 600,000 shares of Common Stock at an exercise price of $1.00, expiring December 31, 2005; 2,000,000 shares of Common Stock at an exercise price of $1.50 per share, expiring December

       31, 2005; 4,427,573 shares of Common Stock at an exercise price of $.01 per share, expiring March 31, 2008 (of these warrants 675,392 were acquired from Credit Suisse First Boston Management Corporation in October 1999); 104,225 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008; and 1,125,654 shares of Common Stock at an exercise price of $.01 per share, expiring March 31, 2008.

(3) Anasazi Partners, Ltd. is a Massachusetts limited partnership whose business address is 120 Boylston Street, Suite 800, Boston, Massachusetts 02116. Includes 269,000 shares of Common Stock purchased in the Company's initial public offering ("IPO"); and warrants to purchase 200,000 shares of Common Stock at an exercise price of $1.00 per share, expiring December 31, 2005 (of these warrants, 50,000 were acquired from New Generation, Ltd. in 1999), and 666,667 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005).

(4) The business address for Fort Pitt Fund III, L.P. is P.O. Box 974, Uniontown, Pennsylvania 15401. Includes warrants to purchase 312,682 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008.

(5) The business address for the Ravich Children's Permanent Trust is 8730 Wilshire Blvd., Beverly Hills, California 90021.

(6) The business address for C.P. Baker & Co. is 120 Boylston Street, Suite 800, Boston, Massachusetts 02116. Includes: 183,500 shares of Common Stock of which Mr. Baker is the record holder; 10,000 shares of stock of which C.P. Baker & Company, Ltd., an affiliate of Mr. Baker, holds of record; warrants to purchase 1,723,570 shares of Common Stock at an exercise price of $0.01, expiring June 30, 2002, that may be exercised by Mr. Baker and/or his affiliates, C. P. Baker & Company, Ltd. and C. P. Baker Venture Fund I; 269,000 shares of Common Stock of which Anasazi Partners, an affiliate of Mr. Baker, holds of record; warrants to purchase 200,000 shares of Common Stock at an exercise price of $1.00, expiring December 31, 2005, that may be exercised by Anasazi Partners; and warrants to purchase 666,667 shares of Common Stock at an exercise price of $1.50, expiring December 31, 2005, that may be exercised by Anasazi Partners. See also note (3) above.

(7) The business address for U.S. Bancorp. is 11766 Wilshire Boulevard, Suite 870, Los Angeles, California 90025. Represents warrants to purchase 681,647 shares of Common Stock at an exercise price of $.01 per share, expiring March 31, 2008, which were acquired from Credit Suisse First Boston Management Corporation in October 1999.

(8) Includes 1,000 shares issued on May 22, 1995; 25,000 shares issued on March 07, 1996; and 1,000 shares issued at the end of each quarter for the quarter ended March 31, 1997 through the quarter ended September 30, 1998 subject to non-qualified options granted to Mr. Kohlenberg under the 1993 Plan as well as 75,000 shares and 25,000 shares of Common Stock, subject to incentive options granted to Mr. Kohlenberg on December 31, 1996 and December 31, 1998, respectively all of which fully vested on the dates of grant. Also includes 2,000 shares issued at the end of the quarter for the quarter ended September 30, 1999 through the quarter ended December 31, 1999 subject to non-qualified options granted to Mr. Kohlenberg under the 1998 Plan all of which fully vested on the dates of grant. Does not include 929,500 shares (187,500 of which are immediately exercisable warrants and 107,000 of which are immediately exercisable options) held be Andrew Tottenham, a son-in-law of Mr. Kohlenberg, as to which beneficial ownership is disclaimed.

(9) Includes 623,500 shares of Common Stock (240,000 shares were issued to Mr. Tottenham upon conversion of the Tottenham Notes on December 31,
       1998) and 1,000 shares and 1,000 shares subject to non-qualified options granted to Andrew Tottenham under the 1993 Plan on October 2, 1996 and on December 31, 1996, respectively, and 100,000 shares and 25,000 shares subject to incentive options granted to Mr. Tottenham on December 31, 1997 and December 31, 1998 respectively, all of which fully vested on the dates of grant. Also includes 187,500 shares subject to immediately exercisable warrants which were granted to Mr. Tottenham on January 1, 1997. Also includes 205,000 shares of Common Stock owned by Robin Tottenham (80,000 shares were issued to Mrs. Tottenham upon conversion of the Tottenham Notes on December 31, 1998), the wife of Mr. Tottenham and the daughter of Mr. Kohlenberg, and 62,500 shares subject to immediately exercisable warrants that were granted to Mrs. Tottenham on January 1, 1997. Does not include shares owned by Mr. Kohlenberg, as set forth above, as to which beneficial ownership is disclaimed.

(10) Consists of shares subject to incentive options granted to Mr. Ramadan on July 12, 1999, all of which fully vested on the date of grant.

(11) Includes warrants to purchase 41,961 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008; 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Heurtematte under the 1998 Plan at the end of each calendar quarter ended March 31, 1998 through December 31, 1998 and 2,000 shares of Common Stock subject to non-qualified options granted under the 1999 Director Plan at the end of each calendar quarter ended March 31, 1999 through March 31, 2000, all of which fully vested on the dates of grant.

(12) Includes warrants to purchase 41,961 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008; 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Sterrett under the 1998 Plan at the end of each calendar quarter ended March 31, 1998 through December 31, 1998 and 2,000 shares of Common Stock, subject to non-qualified options, granted under the 1999 Director Plan at the end of each calendar quarter ended since March 31, 1999 through March 31, 2000, all of which fully vested on the dates of grant.

(13) Includes warrants to purchase 41,961 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008; 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Baker under the 1993 Plan at December 31, 1998, 2,000 shares of Common Stock, subject to non-qualified options, granted under the 1999 Director Plan for the calendar quarter ended March 31, 1999 and 2,000 shares of Common Stock subject to non-qualified options granted under the 1999 Director Plan at the end of each quarter ended since September 31, 1999 through March 31, 2000, all of which fully vested on the dates of grant.

(14)   See Notes (9), (10), (11), (12), and (13) above.


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ending December 31, 1999, 1998, and 1997 by the CEOs and CFOs of the Company (the "Named Officers") during those periods.

                           SUMMARY COMPENSATION TABLE


----------------------------------------------------------------------------------------------------------------------------
                                                                                                            Long-Term
                                                                                                           Compensation
----------------------------------------------------------------------------------------------------------------------------
                                                                           Other         Stock               All Other
                                     Year   Salary       Bonus(4)          Annual        Options(5)       Compensation(6)
                                                                        Compensation

Rami S. Ramadan(1)
     Chief Executive Officer         1999    $150,000                                       100,000           $2,200
     and Chief Financial Officer

Andrew Tottenham(2)
     President and Chief             1999     195,000
     Operating Officer               1998     180,000                                        25,000            9,000
                                     1997     150,000                                       100,000            8,600
Stanley Kohlenberg(3)
     Former President and Chief      1999     180,000
     Executive Officer               1998      43,750    $60,000                            25,000            42,500

Dominick J. Valenzano(7)
     Former Chief Financial          1999     120,000
     Officer                         1998     120,000                                       25,000             4,300
                                     1997      90,000    30,000                             50,000             6,360


----------------------------------------------------------------------------------------------------------------------------

(1)  Mr. Ramadan joined the Company as its CEO and CFO, July 12, 1999.

(2) Mr. Tottenham was elected President and CEO of the Company as of January 1, 1997 and became President and COO on September 16, 1998.

(3) Mr. Kohlenberg served as President and CEO of the Company from March 6, 1996 to December 31, 1996 and again from September 16, 1998 to June 30, 1999, the date of his resignation. Under the terms of a severance agreement dated May 23, 1999, Mr. Kohlenberg received six months salary and has participated in the Company's health plan for that period.

(4)  Bonus amounts shown were earned with respect to each year indicated.

(5) Amounts shown represent the number of qualified stock options granted each year. With the exception of Mr. Valenzano's options which have expired, options listed are exercisable; all of the options, at December 31, 1999, were issued at the fair market value of one share of the Company's Common Stock on the date of grant.

(6) The amounts shown represent the cost of a leased automobile provided to Messrs. Tottenham, Valenzano and Ramadan by the Company for each year indicated and represent a consulting fee paid to Mr. Kohlenberg under the terms of a Consulting Agreement which terminated on September 15, 1998.

(7) Mr. Valenzano resigned from the Company on August 5, 1999. Under the terms of a severance agreement, executed on August 5, 1999, Mr. Valenzano received six months salary and participated in the Company's health plan for six months following such termination.

OPTION GRANTS AND EXERCISES

         The following table summarizes certain information concerning individual grants of options during fiscal 1999 to the executive officers named in the Summary Compensation Table above and the potential realizable value of the options held by such persons at December 31, 1999.


                                           OPTIONS GRANTED IN FISCAL 1999
                                                  INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------

                                   SHARES OF COMMON      % OF TOTAL OPTIONS
                                   STOCK UNDERLYING      GRANTED TO            EXERCISE OF BASE        EXPIRATION DATE
                                   OPTIONS GRANTED       EMPLOYEES IN FISCAL   PRICE ($/SH)
                                                         YEAR
-----------------------------------------------------------------------------------------------------------------------

RAMI S. RAMADAN..............      100,000                    100%                      0.50              07/30/08
-----------------------------------------------------------------------------------------------------------------------


        No options were exercised by the executive officers named in the Summary Compensation Table during fiscal 1999.

        The following table summarizes the option values held by the executive officers named in the Summary Compensation Table as of December 31, 1999.


                  AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND
                     FISCAL 1999 YEAR-END OPTION VALUE TABLE

-----------------------------------------------------------------------------------------------------------------------
                                           NUMBER OF UNEXERCISED OPTIONS          VALUE OF UNEXERCISED IN-THE-MONEY
                                           AT DECEMBER 31, 1999                   OPTIONS AT DECEMBER 31, 1999
-----------------------------------------------------------------------------------------------------------------------
                           SHARES
NAME                       ACQUIRED        EXERCISABLE        UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                           ON  EXERCISE

RAMI S. RAMADAN                 0          100,000                  0                  0                 0

STANLEY KOHLENBERG              0          137,000                  0                  0                 0

ANDREW TOTTENHAM                0          127,000                  0                  0                 0

DOMINICK  VALENZANO             0          145,000                  0                  0                 0

-----------------------------------------------------------------------------------------------------------------------


EMPLOYMENT/SEVERANCE AGREEMENTS

RAMI S. RAMADAN. Effective July 12, 1999, the Company entered into a three year employment agreement with Mr. Ramadan pursuant to which he will serve as the Company's Chief Executive Officer and Chief Financial Officer at an annual salary of $300,000. Mr. Ramadan is eligible to participate in the 1998 Plan, Executive Compensation Plan and any present or future employee benefit plans. He also will be reimbursed for reasonable travel and out-of-pocket expenses necessarily incurred in the performance of his duties. Mr. Ramadan will also receive three separate equal annual installments of options to acquire the Company's Common Stock, each of which shall have a five-year term commencing upon the date on which each installment is granted. Upon commencement of the employment agreement, Mr. Ramadan received 100,000 options exercisable at $0.50 per share; upon commencement of the second year of the employment agreement an additional 100,000 options exercisable at $0.55 per share will be granted; and upon commencement of the third year of the employment agreement the final installment of 100,000 options exercisable at $0.61 per share will be granted. Upon commencement of the second and third year of the employment agreement, the exercise price for all unexercised options granted in the preceding year will be increased to the current year's exercise price up to $0.61. In the event the employment agreement is terminated other than for cause, as defined in the agreement, within six months of the commencement date, the Company shall pay to Mr. Ramadan one year's salary in a lump sum within 30 days of the notice of termination. If the agreement is terminated other than for cause at anytime after six (6) months following commencement of the employment agreement, Mr. Ramadan will receive two years' salary.

ANDREW TOTTENHAM. Effective as of January 1, 1997, the Company entered into a five-year employment agreement with Mr. Tottenham pursuant to which he serves as the Company's President and Chief Operating Officer at an annual salary of $150,000. On June 1, 1999, Mr. Tottenham's salary was increased to $180,000 and on November 1, 1999, it was increased to $200,000. Mr. Tottenham will be eligible for participation in the Company's 1993 Plan, 1998 Plan, the Executive Compensation Plan, and any present or future employee benefit plans. He also will be reimbursed for reasonable travel and out-of-pocket expenses necessarily incurred in the performance of his duties. The Company is entitled to terminate Mr. Tottenham's employment, and its salary obligation to him, upon 30 days written notice in the event of (i) disability (assuming there is disability insurance sufficient to pay Mr. Tottenham his full salary for the remaining term of the employment agreement), (ii) conviction of a felony, or (iii) a breach of the employment agreement. If Mr. Tottenham dies during the term of the employment agreement, his estate is entitled to three months' salary at his base salary rate on the date of death. If Mr. Tottenham is terminated for any other reason, he is entitled to three months' severance pay at his base salary rate in effect on the date of such termination.

STANLEY KOHLENBERG. Effective July 12, 1999, the Company and Mr. Kohlenberg entered into a severance agreement, pursuant to which Mr. Kohlenberg resigned as Chief Executive Officer of the Company on June 30, 1999. Mr. Kohlenberg received severance payments equal to six months salary and continued to participate in the Company's benefit plans for six months. Mr. Kohlenberg continued to serve as Chairman of the Company's Board of Directors until his resignation on February 8, 2000.

DOMINICK J. VALENZANO. The Company and Mr. Valenzano executed a severance agreement on August 5, 1999 pursuant to which Mr. Valenzano resigned as Chief Financial Officer of the Company. Mr. Valenzano received severance payments equal to six months salary and continued to participate in the Company's benefit plans for six months thereafter.


EXECUTIVE COMPENSATION

         The Executive Compensation Plan (also known as the "Management Incentive Plan") was adopted by the Board of Directors in December 1996. The Executive Compensation Plan is administered by the Company's Chief Executive Officer and Chief Financial Officer and subject to Board approval. It is designed to assist the Board in determining the appropriate annual incentive payments to be made to eligible officers, managers and key employees for the achievement of specific, pre-established corporate and individual goals and discretionary objectives. For participants who meet or exceed such targets, the incentive award is designed to provide a sufficient level of competitive compensation in order to reward and motivate current and future exceptional performance and to retain such high performing officers, managers and other key employees and to attract new "high talent" individuals. Eligible participants in the Executive Compensation Plan include all employees who are in a position to make a clear, definitive impact on the performance of the Company and/or to improve its underlying infrastructure. Awards under the Executive Compensation Plan are granted from a pool of funds set aside from incremental profits of the Company to the extent of payment for the corporate or individual portions of any such award does not come from any specific source. Payments under the Executive Compensation Plan are based upon the employee's position within the organization, weighting of the corporate, individual and discretionary performance, the setting of objectives and the determination by the Board as to whether the employee has met such objectives. The Company did not award any compensation under the Executive Compensation Plan during 1999.

1993 AND 1998 INCENTIVE STOCK OPTION PLAN

         The purpose of the 1993 and 1998 Plans is to provide incentive to employees, to encourage employee proprietary interest in the Company, to encourage employees to remain in the employ of the Company and to attract to the Company individuals of experience and ability. The 1993 and 1998 Plans provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified or compensatory options. The Company reserved 500,000 shares and 2,000,000 shares of Common Stock for issuance pursuant to the exercise of options granted under the 1993 and 1998 Plans, respectively, subject to adjustments. The 1993 and 1998 Plans provide that, in the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the 1993 and 1998 Plans and to the exercise price of outstanding options. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, participants who have held options for at least one year shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise any such options in whole or in part.

         The 1993 and 1998 Plans are administered and interpreted by the Compensation Committee of the Board of Directors which, for purposes of the 1993 and 1998 Plan is also known as the "Option Committee". The Option Committee is composed of non-employee directors. Unless sooner terminated, the 1993 Plan will be in effect until November 1, 2003 and the 1998 Plan will be in effect until April 10, 2008, ten years from the respective dates of the adoption of the 1993 and 1998 Plans by the Board of Directors.

         Under the 1993 and 1998 Plans, the Option Committee determines, among other things, which employees will be granted options, the number of shares subject to each option, the exercise price of the option, and whether such options are to be incentive or non-qualified. The per share exercise price of all incentive stock options is required by the Code to be at least equal to the fair market value of a share of Common Stock on the date the option is granted. The exercise price of non-qualified options may not be less than the par value of the Common Stock. The Code also requires that the aggregate fair market value of the Common Stock with respect to which the options are exercisable for the first time by the optionee during any calendar year cannot exceed $100,000. Moreover, any person who owns 10.0% or more of the voting power of the Common Stock may not receive options whose exercise price is less than 110.0% of the fair market value of a share of Common Stock of the Company on the date of grant.

         Options will become vested and exercisable in the manner specified by the Option Committee. Each option or portion thereof will be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless the termination is due to disability, death or, in the case of non-qualified options, in which case the options are exercisable twelve months after the termination of employment. However, failure to exercise options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. Options are non-transferable except by will or the laws of descent and distribution.

         Under current provisions of the Code, the federal income tax treatment of incentive stock options is as follows. An optionee who meets certain holding requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise.

         At May 10, 2000, options to purchase 513,000 shares of Common Stock had been granted under the 1993 Plan of which 16,000 have expired and, options to purchase 3,000 shares of Common Stock remain available to be granted thereunder. As of May 10, 2000, options to purchase 234,000 shares of Common Stock had been granted under the 1998 Plan and options to purchase 1,766,000 shares of Common Stock remain available for grant.

1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         The 1999 Director Plan, a self-governing plan, provides the directors of the Company, who are not employees ("Non-Employee Directors") with a financial interest in the Company's performance. Under the 1999 Director Plan, each Non-Employee Director of the Company is granted an option to purchase 2,000 shares of the Company's Common Stock at fair market value on the first business day following the end of each fiscal quarter service is rendered as a director of the Company. The aggregate number of shares reserved under the 1999 Director Plan is 250,000, subject to anti-dilution adjustments and other capital changes affecting the Company's Common Stock, such as stock splits or share exchanges.

         The Options, which are non-qualified, are exercisable in whole or in part at any time over the ten year period from the date of grant of each option. All of the options vest immediately upon grant and are non-transferable except in the event of death or disability in which case the options may be exercised by the successor or representative of the deceased or the disabled Non-Employee Director. Also, as long as an option is granted at fair market value on the date of grant, neither the grant nor the exercise of a non-qualified stock option under the Directors Plan currently requires any charge against earnings under generally accepted accounting principles. If a non-qualified option has an exercise price of less than fair market value, the Company would be required to accrue a charge of compensation. In certain circumstances, shares issued pursuant to outstanding options under the 1999 Director Plan might be considered outstanding for purposes of calculating diluted earnings per share.

        Under current provisions of the Code, the difference between the fair market value on the date of exercise and the option exercise price of a non-qualified option generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. The foregoing description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same under the federal income tax laws.

         At May 10, 2000, options to purchase 22,000 shares of Common Stock had been granted under the 1999 Director Plan and options to purchase 228,000 shares of Common Stock remain available for grant.

                          CERTAIN RELATED TRANSACTIONS

TOTTENHAM & CO. On January 1, 1997, the Company completed the acquisition of Tottenham & Co. which was founded in 1988 by Andrew Tottenham, the Company's President and COO and is engaged in providing consulting services to gaming companies worldwide. The consideration paid for Tottenham & Co. by the Company included 500,000 shares of the Company's Common Stock, and warrants to purchase 250,000 shares at an exercise price of $.5938, the bid price of the Company's Common Stock on the date of the acquisition as reported by the Nasdaq SmallCap Market System. In addition, the Company issued two promissory notes in the aggregate principal amount of $200,000 bearing interest at the rate of 10% per annum and payable on January 1, 2002 (the "Tottenham Notes"). On December 31, 1998, the Company and Andrew Tottenham converted the Tottenham Notes and accrued interest totaling $240,000 into 320,000 shares of the Company's Common Stock. All of the Common Stock, as well as the Common Stock underlying the warrants, carries certain "piggyback" registration rights.

CHRYSOLITH OPERATING AGREEMENT. The Company is a member under, and party to, the Amended and Restated Regulations and Operating Agreement of Chrysolith, dated December 1994 and amended December 1996 (the "Chrysolith Operating Agreement"). Under the Chrysolith Operating Agreement, Chrysolith operated, serviced and maintained the video lottery terminals ("VLTs") at the Gold Coin and Toledo Palace and the Company provided management, financial and consulting services. The Chrysolith Operating Agreement will continue pending the decision of the U.S. Supreme Court regarding the Company's appeal of the termination of the operations at the Gold Coin and Toledo Palace, which occurred as a result of the referendum in 1996 in 35 Louisiana parishes approving the cessation of video poker effective June 30, 1999.

MONARCH ACQUISITION. In April 1994, the Company acquired for $49,000 a 49% ownership interest in Monarch Casinos ("Monarch"), a Louisiana-licensed video gaming device operator which was founded in December 1993. In June and August 1994, the Company loaned Monarch an aggregate of $55,000 for working capital to manage the operations of the Woodlands casino, also known as the Toledo Palace ("Woodlands"), under an agreement between Monarch and the previous owner of the Woodlands. All of such loans were payable on demand, bore interest at the rate of 10% and were evidenced by promissory notes executed by Monarch. In October 1994, the Company credited Monarch $25,000 against prior advances, among other things, in consideration for the assignment by Monarch to the Company of an option to purchase the Woodlands. Although it was originally intended that Monarch would own, operate and maintain the VLTs at both the Toledo Palace and the Gold Coin, the Company believed that Chrysolith was better suited to operate the video poker parlors and thus entered into the Chrysolith Operating Agreement. In March 1996, the Company learned that as of June 30, 1995, Monarch had not renewed its operator's license as required by the State of Louisiana, and as such, was no longer a licensed video poker operator in the State. Pursuant to the management agreements between Monarch and the Company, such a failure to renew or other termination of the operator's license created a default under the agreements and the agreements were terminated by the Company on March 14, 1996. On or about November 6, 1997 Monarch and Michael Edwards, President of Monarch, filed suit against the Company alleging, among other things, breach of contract. The lawsuit was settled in May 1999 for a cash payment by the Company of $100,000 and both parties released the other from any and all further obligations.

On October 29, 1997, the Company and Value Partners executed a loan, which was amended on December 19, 1997, under which the Company had the ability to borrow up to $2,538,000 (the "First Amended Loan Agreement"). As of December 31, 1998, the Company had borrowed $1,538,000 under this loan, including the Bishkek Note described below, of which $1,288,000 was repaid on March 31, 1998 from the proceeds of the Private Placement also described below.

On March 19, 1998, the Company and Value Partners executed a Lender's Waiver and Option Agreement (the "Waiver") under which the Company borrowed $250,000 (the "Bishkek Note") to fund the Bishkek Casino transaction. In February 1999, the Company repaid the principal and accrued interest on the Bishkek Note in full, and it was cancelled.

On March 31, 1998, the Company, with the assistance of U. S. Bancorp Investments, Inc., Los Angeles, California, formerly Libra Investments Inc., acting as placement agent, borrowed $17.0 million from fourteen accredited investors in a private placement (the "Private Placement"). The loan is represented by 12% Senior Secured Notes (the "Senior Notes") issued pursuant to the indentures ("Indentures") by and among the Company, TWG International U.S. Corporation ("TWGI"), TWG Finance Corp. ("TFC") (TWGI and TFC are wholly-owned subsidiaries of the Company) and U.S. Trust Company of Texas, N.A., Dallas, Texas ("USTCT") acting as Indenture Trustee. The Indentures were amended on October 29, 1998 (the "Amended Indentures") in connection with the restructuring of the Company's ownership of 21st Century Resorts, a.s. in the Czech Republic ("Resorts") as a result of the change in the Czech gaming law which restricted foreign ownership of Czech casinos. The Amended Indentures, however, did not alter the underlying basis of the Senior Notes. The Senior Notes require mandatory prepayments based upon excess cash flow generated by TWGI from the operation of the Czech casinos acquired in the Resorts acquisition and bear interest at the rate of 12% per annum. The proceeds of the Senior Notes were used to pay the net acquisition costs of, and improvements to, Resorts totaling $12.6 million, to repay the First Amended Loan Agreement in the amount of $1.3 million, to cover costs and expenses of $1.4 million relating to the Private Placement and to provide working capital of $1.7 million. Interest payments under the terms of the Senior Notes were paid when due on March 17, and September 17, 1999. The March 17, 2000 interest payment has also been paid, and the Company was and is current on its payments under the Senior Notes.

On May 19, 1998, the Company and Value Partners executed a Loan Agreement (the "Value Partners Loan") under which the Company borrowed $1,000,000 at 12% interest per annum to fund the purchase of the stock of the Casino de Zaragoza, S.A., a company incorporated in Zaragoza, Spain ("CDZ"), which was payable in full on September 15, 1998. The interest rate automatically increased to 17% on September 15, 1998 which had been accrued monthly by the Company since that date. In that regard, the Company was in technical default of, and had not timely paid, the Value Partners Loan which was due on September 15, 1998. On July 30, 1999, the Company received from Value Partners a waiver of such default and a waiver of the cross defaults on the Amended Indentures by the majority in interest of the holders of the Senior Notes. Value Partners also granted an extension of the Value Partners Loan until January 1, 2000 and the debt was satisfied in October 1999.

On October 15, 1999, the Company borrowed $3.0 million ($2.7 million from Value Partners) in a private placement (the "October 1999 Private Placement"). The loan is represented by 12% Senior Secured Notes (the "October 1999 Senior Notes") issued pursuant to indentures by and among the Company and an independent indenture trustee. The October 1999 Senior Notes, which are due March 2005, require mandatory prepayments based on excess cash flow generated from Resorts. The October 1999 Senior Notes are collateralized by primarily all of Resort's gaming equipment and a majority interest in the capital stock of all of the Company's subsidiaries (except CDZ). In addition to the October 1999 Senior Notes, each investor received a proportionate share of warrants to purchase approximately 1,251,000 shares of the Company's common stock.

The proceeds of the October 1999 Senior Notes were used to retire the Value Partners Loan, a $1 million short-term debt obligation related to the acquisition of the CDZ casino, to make an interest payment of approximately $250,000 on said debt, and to finance the equipping, working capital, and pre-opening costs associated with the opening of a third casino in the Czech Republic on land that had been previously purchased. That casino, located near Snojmo, opened on December 22, 1999.

The Company has, from time to time, been in technical default of the Amended Indentures and has relied upon the forbearance and waivers from a majority interest of the holders of the Senior Notes. Value Partners represents a majority in interest of the holders of the Senior Notes. The Company has borrowed other amounts from Value Partners from time to time (some of which have been in technical default for which forbearance or waivers have been granted) and may seek to borrow additional funds or obtain equity investments from Value Partners in the future. At May 10, 2000, Value Partners owned 65.8% of the Company's long-term debt and owned warrants to acquire 60.6% of the Company's issued and outstanding shares of Common Stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. by certain dates. The Company believes that for the fiscal year ended December 31, 1999, all of these filing requirements have been satisfied by its directors and executive officers, except that Rami S. Ramadan, Geoffrey B. Baker, Julio E. Heurtematte, Jr., Malcolm M.B. Sterrett and Stanley Kohlenberg each were late once in reporting, each of which was subsequently filed. In making the foregoing statements, the Company has relied on representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Pannell Kerr Forster PC ("PKF") completed the Company's audit for the fiscal year ended December 31, 1997. In August 1998, PFK informally indicated that it did not wish to act as the Company's independent auditor for the year ended December 31, 1998 and that it would decline to stand for reelection to audit the Registrant's financial statements for the year ended December 31, 1999. On February 25, 1999, PKF tendered its formal resignation to the Company without having performed an audit for the Company's fiscal year ended
December 31, 1998.

         The Company began its search for a new independent accounting firm in September 1998. The search was complicated by the Company's recently expanded foreign operations, which made it difficult or impossible for many accounting firms to accept an engagement by the Company due to lack of personnel and/or resources in each of the United States, Spain and the Czech Republic.

         On February 19, 1999, the Company and Rothstein, Kass & Company, P.C. ("RKC") signed a letter of engagement whereby RKC agreed to perform an audit of the Company, including its foreign operations, for the fiscal year ended December 31, 1998 and to continue as the Company's independent accountant for the fiscal year ending December 31, 1999, which was ratified by the stockholders at the 1999 Annual Meeting on October 29, 1999.

         The Board of Directors of the Company has reappointed RKC, to perform the audit of the Company's financial statements for the year ending December 31, 2000, and further directed that the selection of accountants be submitted for ratification by the shareholders at this Annual Meeting.

         The Company has been advised by RKC that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent accountants and clients. RKC will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate shareholder questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ROTHSTEIN, KASS & COMPANY, P.C. AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                          AMENDMENT TO THE ARTICLES OF
                             INCORPORATION TO CHANGE
                             THE NAME OF THE COMPANY
                           TO TRANS WORLD CORPORATION

         The Company is seeking approval to amend its Articles of Incorporation to change its name from Trans World Gaming Corp. to Trans World Corporation. The character of the Company's business has been changing over the past two years and is continuing to evolve. While the Company's existing name carries with it a proud history, the Board believes it no longer accurately reflects the totality of the Company's business in which the gaming industry was its sole area of concentration. Consequently, the Board has determined to change the Company's name to Trans World Corporation. To accomplish the proposed name change, Nevada Corporate Law requires an amendment to the Company's Articles. See Appendix A hereto.

REASONS FOR THE ADOPTION OF THE NAME CHANGE. The Company's name change to Trans World Corporation is based on the importance of the Company's name in accurately conveying the Company's image and identity as a proposed owner/operator of both small to midsize boutique hotels as well as casinos. The Company's planned expansion into the hotel industry is founded on management's belief that hotels in the small to midsize boutique class are complementary to the Company's brand of casinos, that opportunities in one of these two industries often lead to or are tied to opportunities in the other industry, and that a more diversified portfolio of assets and operations will give the Company greater stability and make it more attractive to potential investors. Furthermore, the foundation of the Company's management experience is in the hotel industry.

PROCEDURE. Section 78.385 of Nevada Corporate Law provides an outline of the scope of amendments that a Nevada corporation can make to its Articles. These include the name change as proposed. The procedure and requirements to effect an amendment to the articles of incorporation of a Nevada corporation are set forth in Section 78.385 of Nevada Corporate Law. This section provides that the proposed amendment must first be adopted by the Board of Directors, must be submitted to the shareholders for their consideration at a special or annual meeting, and must be approved by persons owning a majority of the outstanding voting securities. The Board of Directors adopted the proposal on April 26, 2000 and pursuant to Nevada Corporate Law are submitting it for shareholder approval at this Annual Meeting.

VOTING REQUIRED. An affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at the Annual Meeting is required to approve the proposed amendment to Articles and thereby change the Company's name. Proxies solicited by management will be voted for the proposal unless instructed otherwise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE ARTICLES TO CHANGE THE COMPANY'S NAME TO "TRANS WORLD CORPORATION."

                          ADJOURNMENT OF ANNUAL MEETING

         Each proxy solicited hereby requests authority to vote for an adjournment of the Annual Meeting, if an adjournment is deemed to be necessary. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Annual Meeting will continue to be valid for any adjournment of the Annual Meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question. Any adjournment will permit the Company to solicit additional proxies and will permit a greater expression of the shareholders' views. Such an adjournment would be disadvantageous to shareholders who are against any given proposal, because an adjournment will give the Company additional time to solicit favorable votes and thus increase the chances of passing such proposal.

         If a quorum is not present at the Annual Meeting, no proposal will be acted upon and the Board of Directors of the Company will adjourn the Annual Meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to Shareholders.

         AN ADJOURNMENT OF MORE THAN 60 DAYS MAY REQUIRE EITHER THE SETTING OF A NEW RECORD DATE OR THE GIVING OF ADDITIONAL NOTICE OF THE ADJOURNED MEETING AS IN THE CASE OF AN ORIGINAL MEETING. THE COMPANY HAS NO REASON TO BELIEVE THAT AN ADJOURNMENT OF THE ANNUAL MEETING WILL BE NECESSARY AT THIS TIME.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE POSSIBLE
                       ADJOURNMENT OF THE ANNUAL MEETING.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

         ANY PROPOSAL WHICH A SHAREHOLDER WISHES TO HAVE INCLUDED IN THE PROXY SOLICITATION MATERIALS TO BE USED IN CONNECTION WITH THE NEXT ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY, MUST BE RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, 545 FIFTH AVENUE, SUITE 940, NEW YORK, NEW YORK 10017,
ATTENTION: SECRETARY, NO LATER THAN MONDAY, DECEMBER 11, 2000. IF SUCH PROPOSAL IS IN COMPLIANCE WITH ALL OF THE REQUIREMENTS OF RULE 14A-8 PROMULGATED UNDER THE EXCHANGE ACT, IT WILL BE INCLUDED IN THE COMPANY'S PROXY STATEMENT AND SET FORTH ON THE FORM OF PROXY ISSUED FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS. IT IS SUGGESTED THAT ANY SUCH PROPOSALS BE SENT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         Shareholders of the Company as of the Voting Record Date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Shareholders for the twelve months ended December 31, 1999 (the "Annual Report"). Included in the Annual Report are the Annual Report on

Form 10-KSB/A (exclusive of exhibits) as filed with the SEC, and the consolidated statements of financial condition of the Company as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, and the related reports of the Company's current, former and foreign independent public accountants. The Annual Report is not a part of this Proxy Statement.

                                       BY ORDER OF THE BOARD OF DIRECTORS





                                       Rami S. Ramadan
                                       Chief Executive Officer


May 24, 2000
New York, New York

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                           OF TRANS WORLD GAMING CORP.



         Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

         FIRST: The name of the Corporation is Trans World Gaming Corp. (the "Corporation"). The Articles of Incorporation of the Corporation were filed with the office of the Secretary of State of the State of Nevada on October 20, 1993, and amended December 8, 1994.

         SECOND: The Board of Directors of the Corporation duly executed the following resolutions on April 24, 2000:

         RESOLVED, that Article FIRST of the Articles of Incorporation of the Corporation be amended in its entirety to read as follows:

                  FIRST: The name of the Corporation is Trans World Corporation.

         FURTHER RESOLVED, that the foregoing amendment to Article FIRST of the Corporation's Articles of Incorporation be submitted to shareholders for approval; and be it

         FURTHER RESOLVED, that in the event that the holders of at least a majority of the outstanding Common Stock of this Corporation shall adopt the aforesaid proposed amendment in the manner prescribed by the Nevada Revised Statutes, Title 7, Chapter 78, the Chief Executive Officer of the Corporation and the Secretary or an Assistant Secretary of the Corporation are hereby authorized in the name and on behalf of the Corporation to execute a certificate setting forth said amendment and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

         THIRD: The total number of outstanding shares of Common Stock of the Corporation is 5,365,449, and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 5,365,449.

         FOURTH: Holders of 2,682,725 shares of Common Stock, representing at least a majority of the outstanding shares of Common Stock of the aforesaid total number of outstanding shares have adopted the amendments herein at a meeting of shareholders held __________, 2000, in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

Signed on _____, 2000

                                       TRANS WORLD CORPORATION





                                       By: _______________________________
                                           Rami S. Ramadan
                                           Chief Executive Officer
                                           Chief Financial Officer




                                           _______________________________
                                           Paul D. Benkley
                                           Acting Corporate Secretary



STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )


         On ____ , 2000, personally appeared before me, a Notary Public, for the State and County aforesaid, Rami S. Ramadan, as Chief Executive Officer of Trans World Corporation, who acknowledges that he executed the above instrument.




                                           _____________________________
                                           Notary Public


[Notarial Seal]

STATE OF NEW YORK   )
                    )  SS:
COUNTY OF NEW YORK  )



         On ______, 2000, personally appeared before me, a Notary Public, for the State and County aforesaid, Paul D. Benkley, Acting Corporate Secretary of Trans World Corporation, who acknowledges that he executed the above instrument.






                                       ______________________________
                                       Notary Public






[Notarial Seal]

                                 REVOCABLE PROXY
                            TRANS WORLD GAMING CORP.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 19, 2000

         The undersigned, being a stockholder of Trans World Gaming Corp. ("Company") as of May 10, 2000, hereby authorizes Rami S. Ramadan or any successor thereto as proxy with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel located at V Celnici 8, Prague 1, Czech Republic, on Monday, June 19, 2000 at 2:00 p.m., Prague Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.  ELECTION OF DIRECTORS

    Nominees for a one-year term:  Rami S. Ramadan, Julio E. Heurtematte, Jr.,
                                   Malcolm M. B. Sterrett and Geoffrey B. Baker

    / /  FOR                       / /  WITHOUT AUTHORITY
    / /  FOR ALL EXCEPT

    ---------------------------------------------------------------------

    NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE. UNLESS AUTHORITY TO VOTE FOR ALL OF THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EACH NOMINEE WHOSE NAME IS NOT WRITTEN BELOW.


2. PROPOSAL to ratify the appointment of the Board of Directors of Rothstein, Kass & Company as the Company's independent auditors for the fiscal year ending December 31, 2000.


    / /  FOR                       / /  AGAINST
    / /  ABSTAIN

3. PROPOSAL to amend the Articles of Incorporation by changing the name to Trans World Corporation.

    / /  FOR                       / /  AGAINST
    / /  ABSTAIN


4. PROPOSAL, if necessary, to adjourn the Annual Meeting to solicit additional proxies.

    / /  FOR                       / /  AGAINST
    / /  ABSTAIN


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2000 AND AT ANY ADJOURNMENT THEREOF.

          SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED, BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS, FOR AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION, FOR ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                             PLEASE BE SURE TO SIGN AND DATE THIS
                             PROXY IN THE SPACE BELOW.


                             Date: _____________________, 2000


                             ____________________________________
                                         (SIGNATURE)

         PLEASE SIGN ABOVE EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

         PLEASE ACT PROMPTLY.  SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.